Exhibit 99.2

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009
(Unaudited)

	December 31,	March 31,
	2009	2009
ASSETS:
Current assets:
Cash	$859	$20,304
Loan receivable	653,897	775,820
Loans held for investment	3,262,868	4,494,598
Accounts receivable	-	42,074
Total current assets	3,917,624	5,332,795

Property and equipment, net	210,231	261,914

TOTAL ASSETS	$4,127,855	$5,594,710

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$934,375	$478,172
Notes payable	270,365	356,028
Notes payable related party	136,590	192,236
Total current liabilities	1,341,330	1,026,436

TOTAL LIABILITIES	1,341,330	1,026,436

Stockholders' equity:
Common stock, par value $0.0001, 75,000,000 shares
authorized, 17,589,686 and 8,477,779 issued and
outstanding as of December 31, 2009 and 2008, respectively	1,759	858
Additional paid-in capital	5,779,746	5,290,737
Accumulated deficit	(2,994,981)	(723,321)
Total stockholders' equity	2,786,525	4,568,274

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,127,855	$5,594,710

See accompanying notes to consolidated financial statements

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Revenues:
Asset liquidation revenue	$36,132	$598,459	$511,502	$2,329,931

Cost of Sales	-	67,683	113,743	215,322

Gross Profit	36,132	530,775	397,759	2,114,609

Expenses:
Salary & wages & payroll taxes	82,277	312,333	351,641	897,462
Selling, general and administrative	121,829	107,978	583,094	404,416
Professional fees	246,373	30,000	415,138	501,010
Depreciation expense	18,860	-	55,673	790
Total expenses	469,340	450,311	1,405,546	1,803,679

(Loss) income from operations	(433,207)	80,464	(1,007,787)	310,930

Other (expense) income
Interest expense	3,208	(7,140)	(32,143)	(19,042)
Write down of investment	-	-	(1,231,730)	-
Total other (expense) income	3,208	(7,140)	(1,263,873)	(19,042)

Net (loss) income	$(430,000)	$73,324	$(2,271,660)	$291,888

Net (loss) per share basic and diluted	$(0.03)	$0.01	$(0.21)	$0.06

Weighted average number of common shares
shares outstanding, basic and diluted	16,149,453	7,811,606	10,570,712	5,042,718

See accompanying notes to consolidated financial statements

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(Unaudited)

	December 31,	December 31,
	2009	2008
Cash flows from operating activities:
Net (loss) income	$(2,271,660)	$291,888

Adjustments to reconcile net loss from operations to net cash used in operations:
Depreciation and amortization	55,673	-
Write down of investment	1,231,730	-
Stock issued for services	91,309	-
Stock issued for compensation	6,549	-
Stock issued for debt	391,161	-
Changes in operating assets and liabilities:
(Increase) decrease in loan receivable	121,924	(441,369)
(Increase) decrease in accounts receivable	42,074	(25,690)
(Increase) decrease in stock subscription receivable	-	(85,715)
Increase (decrease) in accounts payable and accrued expenses	456,193	(10,700)
Net cash provided by (used in) operating activities	124,953	(271,585)

Cash flows from investing activities:
Purchase of fixed assets	(3,990)	(3,499)
Net cash used in investing activities	(3,990)	(3,499)

Cash flows from financing activities:
Proceeds from Notes Payable	184,683	356,028
Payments from Notes Payable	(270,345)	-
Proceeds from Related Notes Payable	115,944	103,964
Payments for related notes payable	(171,590)	-
Issuance of Stock	901	-
Dividends paid on investment	-	(173,279)
Net cash (used in) provided by financing activities	(140,407)	286,713

Net decrease in cash and cash equivalents	(19,444)	11,630

Cash and cash equivalents, beginning of period	$20,304	$34,210
Cash and cash equivalents, end of period	$859	$45,840

Supplemental disclosure of cash flow information
Interest paid	$46,308	$-

See accompanying notes to consolidated financial statements

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009
(unaudited)

(1)           Description of Business:

Liberty Capital Asset Management, Inc. (the “Company”) was formed in 2003 as CD Banc LLC with the purpose of acquiring real estate assets and holding them for long-term appreciation. In August of 2007, CD Banc LLC acquired an interest in HCI, a mortgage banking company with 50 FHA lending branches.  On September 30, 2008, the Company’s Board of Directors rescinded the transaction retroactively to January 1, 2008, as consideration for the transaction was never duly executed by the parties..  In September of 2007, CD Banc acquired 4,426 non performing sub-prime mortgage loans from South Lake Capital for a total consideration of $5,015,485. Liberty Capital Asset Management, a Nevada corporation, was formed in July of 2008 as a holding company for certain assets of CD Banc LLC in contemplation of the company going public via a reverse merger into a publicly trading corporation. On November 3 2008, Liberty Capital Asset Management completed a share exchange and asset purchase agreement with Corporate Outfitters Inc., a publicly-traded Delaware corporation which subsequently changed its name to Liberty Capital Asset Management Inc.  The Company has been engaged in generating revenues from reperforming, sale of loans and fee revenue since July 1, 2007.  Due to the economic downturn of the mortgage industry the Company plans to maintain its portfolio of loans, until such time that the market recovers.  The Company is will generate its revenues from reperforming the loans.

On January 21, 2010, by shareholder approval, Liberty Capital Asset Management, Inc. (the “Company”) completed an Asset Purchase Agreement dated November 23, 2009, with Las Vegas Railway Express (“LVRE”) to acquire 100% of the issued and outstanding stock of LVRE for the total consideration of twenty million common shares, four million of which will be paid at closing and the remaining sixteen million shares are to be received by LVRE according to a performance schedule contained within the agreement, 2,000,000 shares upon the procurement of an approval from Union Pacific Railroad to allow the Company to operate a passenger train over Union Pacific trackage; 2,000,000 shares upon the procurement of an approval from BNSF to allow the operation of a passenger train over BNSF trackage; 4,000,000 shares upon procurement of a train railset of passenger cars either under a lease or purchase by LVRE to be operated on the planned route; 4,000,000 shares upon procurement of a train haulage agreement of passenger cars by any approved haulage company such as Amtrak, Herzog, Rail America or any Class 1 railroad company and 4,000,000 shares upon the first actual operating run on the planned route.   The market price of the shares on November 23, 2009 was $0.04 per share.

LVRE will become a wholly owned subsidiary of Liberty Capital Asset Management, as well as its primary business.   LVRE is a start-up concept with no revenues, but management believes the prospect of restoring conventional passenger rail service to the Los Angeles to Las Vegas corridor has merit. LVRE has made substantial progress with the Class 1 railroad companies and Amtrak toward making the service a reality.

Going Concern:

For the nine months ended December 31, 2009, the Company has suffered losses from operations of approximately $2.3 million.  A substantial portion of the Company’s cumulative net loss is attributable to non-cash operating expenses of $1,231,730, however until the Company can sustain its profitability; a substantial doubt exists about the Company’s ability to continue as a going concern.

 (2)           Summary of Significant Accounting Policies:

Basis of Presentation:
The accompanying unaudited consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Our consolidated financial statements include the accounts of the parent and all subsidiaries. Intercompany transactions and accounts are eliminated in consolidation.  The Company's policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is March 31.

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009
(unaudited)
Risks and Uncertainties:

The Company operates in a highly competitive industry that is subject to intense competition and potential government regulations.  Significant changes in interest rates or the underlying economic condition of the United States or any specific region of the United States real estate market could have a matrially adverse impact on the Company’s operations.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Significant estimates made by the Company’s management include, but are not limited to, the realizability loans held for investment, mortgage servicing rights, and the recoverability of property and equipment through future operating profits.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents:

For the purpose of the statement of cash flows, the Company considers all highly liquid holdings with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment:

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, ranging from three to thirty years. Maintenance and repairs are charged to operations when incurred.  Major betterments and renewals are capitalized.  Gains or losses are recognized upon sale or disposition of assets.

Long-Lived Assets:

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting For The Impairment or Disposal of Long-Lived Assets” which requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Pursuant to SFAS 144, management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows.  The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.  To date, management has not identified any impairment of property and equipment.  There can be no assurance, however, that market conditions or demands for the Company’s services will not change which could result in future long-lived asset impairment.

Intangible Assets:

The Company has adopted FASB 142.  Under guidance of SFAS 142, net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value.  Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited.  Goodwill is not amortized, but is reviewed for potential impairment on an annual basis at the reporting unit level.  The impairment test is performed in two phases.  The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill.  Of the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed.  That additional procedure compares the implied fair value of the reporting units’ goodwill (as defined in SFAS 142) with the carrying amount of that goodwill.  An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.  As of December 31, 2009, the Company did not have any Goodwill recorded.

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009
(unaudited)

Revenue and Cost Recognition:

Revenue from liquidation of loans is recognized at the time the loans are sold.  At this point, all of the services required to be performed for such revenues have been completed.  Loan liquidation costs and incremental direct costs are recognized as incurred.  Incremental direct costs include credit reports, appraisal fees, document preparation fees, wire fees, tax and filing fees, funding fees and commissions.  Revenue from the servicing of loans are recognized as earned.

Basic and Diluted Loss Per Share:

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders after reducing net income by preferred stock dividend, by the weighted average common shares outstanding during the period.  Diluted earnings per share reflect per share amounts that would have resulted if diluted potential common stock had been converted to common stock.  Common stock equivalents have not been included in the earnings per share computation as the amounts are anti-dilutive.

Income Taxes:

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes.”  Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Stock Issued for Services:

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter party’s performance is complete or the date on which it is probable that performance will occur.

The amounts that have been charged against income for those services were approximately $97,858 and $0 for the nine months ended December 31, 2009 and 2008, respectively.

Stock Issued for Debt:

For the quarter ended December 31, 2009, the Company issued 7,838,907 of its common stock valued at $0.05 per share for the reduction of debt totaling $431,935.

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009
(unaudited)

Fair Value of Financial Instruments:

The Company has adopted SFAS No. 107, “Disclosures About Fair Value of Financial Instruments.”  SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. For certain of the Company’s financial instruments including cash, receivables, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.  The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

New Accounting Pronouncements:

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) effective December 15, 2005, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows.  Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. As of December 31, 2009, the Company has no outstanding employee stock options.

(3)           Mortgage Loans Held for Investment:

The Company acquired a portfolio of 4,466 mortgage loans of  for a value of $5,015,485 with a face value in excess of $108 million dollars on December 31, 2007. The loans were purchased at a discount and are scheduled to be re- performing or sold at foreclosure and liquidated for cash at some future time as market conditions improve.  Management intends to conform the loans into performing status and will maintain the portfolio, deriving income from borrower payments until a more suitable time when market conditions improve to liquidate further for cash.

For the nine months ended December 31, 2009, the Company sold a total of 118 loans for approximately $266,981 in revenue which includes the revenue for performing loans before liquidation.   The balance of the revenue earned of $244,521 was attributable income relating to the active performing loans, resulting in total revenue of $511,502.  The recovery rate for the performing loans is 28.4% of the Acquired Principal Value, “APV”.  As of December 31, 2009, the Company had a balance of 465 performing loans with an APV of $13.1 million with an estimated historical recovery of 28.4% or $3,712,000 and 2,519 of non performing loans with a value of $0.  The recorded balance of the Loans Held for Investment for December 31, 2009 is $3,262,868.  The Company elected to value the remaining asset at a lower cost as a reserve allowance.  The total write down of investment for the period ended December 31, 2009 was $1,231,730.

For the years ended March 31, 2009 and 2008, the Company sold a total of 1,292 loans for approximately $4.9 million in revenue which includes the revenue for performing loans before liquidation.  As of March 31, 2009, the Company had a balance of 557 performing loans with an APV of $16.3 million with an estimated historical recovery of 28.4% or $4,634,387 and 2,614 non performing loans valued at $0.

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009
(unaudited)

(4)           Notes Payable:

On June 25, 2008 the Company entered into two short term promissory notes with investors totaling $382,000.  The Company repaid $25,972 of the notes, leaving a balance of $356,028.  For the nine months ended December 31, 2009, $32,072 was accrued in unpaid interest and payments were made totaling $194,040, leaving a balance of $194,060.  The notes carry an interest rate of 12% per annum.

On October 1, 2009, there were three additional short term notes entered into for $152,611.  For the nine months ended December 31, 2009 payments were made totaling $76,305, leaving an outstanding balance of $76,305.  The notes carry an interest rate of 12% per annum.

(5)           Derivative Instruments:

The Company accounts for debt with embedded conversion features and warrant issues in accordance with EITF 98-5: Accounting for convertible securities with beneficial conversion features or contingency adjustable conversion and EITF No. 00-27: Application of issue No 98-5 to certain convertible instruments.  Conversion features determined to be beneficial to the holder are valued at fair value and recorded to additional paid in capital.  The Company determines the fair value to be ascribed to the detachable warrants issued with the convertible debentures utilizing the Black-Scholes method.  Any discount derived from determining the fair value to the debenture conversion features and warrants is amortized to financing cost over the life of the debenture.  The unamortized discount, if any, upon the conversion of the debentures is expensed to financing cost on a pro rata basis.

Debt issue with the variable conversion features are considered to be embedded derivatives and are accountable in accordance with FASB 133; Accounting for Derivative Instruments and Hedging Activities.  The fairs value of the embedded derivative is recorded to derivative liability.  This liability is required to be marked each reporting period.  The resulting discount on the debt is amortized to interest expense over the life of the related debt.  As of December 31, 2009, the Company did not have any outstanding warrants.

(6)           Equity:

Common Stock The Company is authorized to issue 75,000,000 shares of common stock as of December 31, 2009.   There were 17,589,686 shares of common stock outstanding as of December 31, 2009.  On January 21, 2010, the authorized shares were increased from 75,000,000 to 200,000,000, by shareholder vote.  The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and are not entitled to cumulate their votes in the election of directors.  The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefore subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.  Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

Warrants As of December 31, 2009, there were no warrants outstanding.  On December 1, 2009, the warrants previously issued to purchase a total of 2,853,175 shares of our common stock were cancelled.

(7)           Stock Option Plan:

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) effective December 15, 2005, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows.  Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. As of December 31, 2009, the Company had no outstanding employee stock options.  On December 1, 2009, the Company cancelled 2,000,000 options which were previously issued.

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009
(unaudited)

We generally recognize compensation expense for grants of restricted stock units using the value of a share of our stock on the date of grant. We estimate the value of stock option grants using the Black Scholes valuation model. Stock compensation is recognized straight line over the vesting period.

2008 Stock Option Plan provides for the grant of 4,000,000 incentive or non-statutory stock options to purchase common stock. Employees, who share the responsibility for the management growth or protection of the business of the Company and certain Non-Employee (“Selected Persons”), are eligible to receive options which are approved by a committee of the Board of Directors.  These options primarily vest over five years and are exercisable for a ten-year period from the date of the grant.

(8)           Related-Party Transactions:

Allegheny Nevada Holdings, of which the Company’s CEO and Director, Michael A. Barron has an interest, has advanced $206,471, in  principal and accrued interest, in the form of a note. The Company has made payments of $128,236 towards the advance leaving a balance at December 31, 2009 of $78,236.  The indebtness bears interest at 12% per annum and is secured by substantially all the assets of the corporation.  During the quarter ended December 31, 2009, Mr. Barron advanced the Company $15,000 for working capital needs, of which is still outstanding.

Joseph Cosio Barron, Secretary and Director of the Company advanced $86,709.  The Company made payments of $43,354, leaving an outstanding balance of $43,354 at December 31, 2009.

(9)           Subsequent Event:

On January 21, 2010,  by shareholder approval, Liberty Capital Asset Management, Inc. (the “Company”) completed the Asset Purchase Agreement, (“Agreement”) dated November 23, 2009, with Las Vegas Railway Express (“LVRE”) to acquire 100% of the issued and outstanding stock of LVRE for the total consideration of twenty million common shares, four million of which will be paid at closing and the remaining sixteen million shares are to be received by LVRE according to a performance schedule contained within the agreement, 2,000,000 shares upon the procurement of an approval from Union Pacific Railroad to allow the Company to operate a passenger train over Union Pacific trackage; 2,000,000 shares upon the procurement of an approval from BNSF to allow the operation of a passenger train over BNSF trackage; 4,000,000 shares upon procurement of a train railset of passenger cars either under a lease or purchase by LVRE to be operated on the planned route; 4,000,000 shares upon procurement of a train haulage agreement of passenger cars by any approved haulage company such as Amtrak, Herzog, Rail America or any Class 1 railroad company and 4,000,000 shares upon the first actual operating run on the planned route.   The market price of the shares on November 23, 2009 was $0.04 per share.

LVRE will become a wholly owned subsidiary of Liberty Capital Asset Management, as well as its primary business.   LVRE is a start-up concept with no revenues, but management believes the prospect of restoring conventional passenger rail service to the Los Angeles to Las Vegas corridor has merit. LVRE has made substantial progress with the Class 1 railroad companies and Amtrak toward making the service a reality.

On January 21, 2010, the Company held its Annual Meeting of Stockholders at its corporate office, 2470 St Rose Parkway, Suite 314, Henderson, Nevada.  The Company had previously appointed Empire Stock Transfer Services to act as Inspector of Elections.  The Board of Directors had established November 24, 2009 as the record date for the determination of stockholders entitled to vote at the meeting.  As of the record date there were 17,589,686 shares outstanding.  The following proposals were voted FOR, with a total of 12,410,191 votes cast, representing 70.55% of the voting shares:

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009
(unaudited)

(1)
To elect the following three directors of the Company to serve until the next annual meeting and until their successors are elected and qualified; Michael A. Barron, Joseph Cosio-Barron and Theresa Carlise.;

(2)	To approve the Asset Purchase Agreement between Liberty Capital Asset Management, Inc. and Las Vegas Railway Express;

(3)	To amend the Articles of Incorporation to effectuate a name change from Liberty Capital Asset Management, Inc. to Las Vegas Railway Express;

(4)	To approve the adoption of the amended bylaws of the corporation changing the corporation’s primary business as amended in Proposal 2;

(5)	To amend the Articles of Incorporation to increase the authorized common stock from 75,000,000 to 200,000,000;

(6)	To ratify the appointment of Hamilton P.C., as independent auditors of the Company for the fiscal year ending March 31, 2010.